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                                                                   EXHIBIT 3(ii)

                                PALL CORPORATION

                                     BY-LAWS

                         (as amended on October 5, 1999)
                         -------------------------------

                                    ARTICLE I

                                     Offices
                                     -------

                  Section 1.01 Offices. The principal office of the corporation shall be as stated in the certificate of incorporation. The corporation may also have offices and places of business at such other places within and without the State of New York as the board of directors may from time to time determine.

                                   ARTICLE II

                                  Stockholders
                                  ------------

                  Section 2.01 Annual Meeting. The annual meeting of the stockholders for the election of directors (and the transaction of such other business as may properly come before it) shall be held on such date within six months after the end of each fiscal year of the corporation, and at such time and place within the State of New York, as are fixed by resolution of the board of directors and stated in the notice of meeting.

                  Section 2.02 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the president (or, in case of the absence or disability of the president, by any vice president) and must be called by him on the written request of a majority of the directors in office or

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of the holders of 50% of the shares then outstanding and entitled to vote. Such request shall state the date and hour, the place within the City of Glen Cove or the City of New York, and the purpose or purposes of the meeting, and must be delivered or mailed to the president or such vice president not later than fifteen days prior to the proposed date of the meeting.

                  Section 2.03 Notice of Meetings. Written or printed notice of each meeting of stockholders, stating the purpose or purposes for which the meeting is called and the date and hour when and the place within the State of New York where it is to be held, shall be signed by the president or a vice president, or by the secretary or an assistant secretary, and a copy thereof shall be mailed to each stockholder of record entitled to vote at such meeting not less than ten nor more than forty days before the meeting, directed to his address as it appears on the books of the corporation, but if a stockholder shall have requested that notice be sent to another address in a writing previously filed with the secretary, then to such address. Except as required by statute, notice of any adjourned meeting shall not be required.

                  Section 2.04 Quorum. At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, present in person or represented by proxy, shall constitute a quorum except as otherwise provided by law or by the certificate of incorporation. A lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

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When a quorum is present or represented at any meeting, a majority of the stock represented thereat shall, except where a larger vote is required by law, by the certificate of incorporation, or by these by-laws, decide any question brought before such meeting.

                  Section 2.05 Proxies and Voting. Each stockholder of record shall be entitled to one vote for each share of stock registered in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by proxy. Except as otherwise expressly provided herein, proxies and voting shall be governed by the provisions of the New York Business Corporation Law as in effect at the time in question.

                  Section 2.06 Inspectors of Election. Elections of directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of director, appointed either by the chief executive officer, or, if he fails to appoint, by a per capita vote of the stockholders personally present at the election. The inspectors, before entering on the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and shall execute a written certificate of the results of the election.

                                   ARTICLE III

                               Board of Directors
                               ------------------

                  Section 3.01 Number and Term of Office. The board of directors shall consist of not less than three nor more than twelve

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directors, all of whom shall be of full age, and at least one of whom shall be a citizen of the United States and a resident of the State of New York; effective October 5, 1999, the number of directors shall be twelve. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase their own number within the limits as to number of directors set forth in the certificate of incorporation. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the stockholders, they shall be elected thereat by the stockholders. Directors may, but need not, be stockholders.

                  Section 3.02 Powers. The business of the corporation shall be managed by the board of directors which shall have and may exercise all the powers of the corporation, except such as are expressly conferred upon the stockholders by law, by the certificate of incorporation, or by these by-laws.

                  Section 3.03 Executive Committee. There may be an executive committee of not less than three directors appointed by the board who may meet from time to time on notice to all by any one of their own number. They may consult with and advise the officers of the corporation in the management of its business and, when the board of directors is not in session, shall have all the authority of the board, except with respect to those matters as to which Section 712 of the Business Corporation Law of New York

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withholds authority from any committee of the board. Vacancies shall be filled by the board of directors at any regular or special meeting. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                  Section 3.04 Regular Meetings. Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of New York and at such times as the board may from time to time by vote determine. A regular meeting of the board of directors for the election of officers and for such other business as may come before the meeting may be held without call or formal notice immediately after, and at the same place as, the annual meeting of stockholders or any special meeting of stockholders at which a board of directors is elected.

                  Section 3.05 Special Meetings. Special meetings of the board of directors may be held at any place either within or without the State of New York at any time when called by the chief executive officer or secretary or a majority of the directors, written notice of the time and place thereof having been given to each director as follows: (a) by delivering a copy of such notice to the director personally no later than the second day preceding the date of the meeting, or (b) by sending a copy of such notice addressed to the director at his mailing address as it appears on the books of the corporation, such notice to be sent no less than ten days before the date of the meeting if sent by ordinary mail or no later than the third business day before the date of the meeting

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if sent by overnight mail or by a courier service (such as Federal Express)
which guarantees next day delivery, or (c) by transmitting such notice to the director by telecopier (to a telecopier number which has been furnished by him to the Secretary of the corporation) no later than the second business day preceding the date of the meeting.

                  Section 3.06 Quorum. Either of the following shall constitute a quorum of the board of directors, to wit:

                  (a) One-half of the total number of directors or

                  (b) any four directors, of whom at least two shall also be principal officers of the corporation;

but a lesser number may adjourn any meeting. A quorum of any committee shall be a majority of the members thereof except that any committee may, by unanimous action, determine that a lesser number of members (not less than half) shall constitute a quorum. A majority of the members in attendance at any meeting shall, except where a larger number is required by law, by the certificate of incorporation, or by these by-laws, decide any question brought before such meeting.

                  Section 3.07 Classification of Directors. Upon election of directors at the annual meeting of stockholders in 1971, the board of directors shall be divided into three classes, as nearly equal in number as possible, and no class shall include less than three directors. The terms of office of the directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of stockholders in 1972, the

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second class at the annual meeting next following July 31, 1973 and the third class at the annual meeting next following July 31, 1974.

      At each annual meeting after such initial classification and election in 1971, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election. If after the initial classification of directors the number of directors is changed:

                  (a) Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; and

                  (b) When the number of directors is increased by the board and any newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

                  Section 3.08 Action by the Board Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

                  Section 3.09 Participation in Meetings by Telephone. Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a

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conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 3.10 Audit, Compensation and Nominating Committees. There may be an Audit Committee, a Compensation Committee, and a Nominating Committee, each consisting of not less than three directors appointed by the Board, each of which Committees may meet from time to time on notice to all members thereof by any member thereof. Such Committees shall keep regular minutes of their proceedings and report the same to the Board.

                  (a) Audit Committee. The Audit Committee shall have such powers and perform such functions as are customarily performed by audit committees of publicly owned corporations including but not limited to such powers and functions as may be prescribed by applicable rules or requirements of the Securities and Exchange Commission or of any stock exchange on which securities of the Corporation are listed. Without limiting the generality of the preceding sentence: (i) the Audit Committee shall also have the authority to identify, evaluate and monitor significant public policy issues, to review the corporation's policies and practices with respect to such issues to ensure that they are consistent with its social responsibility and to recommend to the full board policies and strategies concerning such issues, and (ii) the Audit Committee shall have supervisory authority over the corporation's Compliance and Ethics Program including the right to require

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periodic reports from the officer in charge of that Program and to make recommendations to the board and/or the chief executive officer with respect to such Program.

                  (b) Compensation Committee. The Compensation Committee shall have the power and duty to fix the compensation of officers of the Corporation from time to time and to authorize and approve the making of employment contracts between the Corporation and its officers and shall have such other powers and duties as may be assigned to it by resolution of the Board. Effective November 21, 1995, the Compensation Committee shall also have, with respect to each Stock Option Plan of the Corporation, the powers and duties which, by the terms of such Plan, are delegated to and imposed upon the Committee administering such Plan, irrespective of whether the Plan denominates such Committee as the Stock Option Committee or the Compensation Committee. In addition, any Management Employee Benefit Plan (as hereinafter defined) which would otherwise require board of director approval ("otherwise" meaning by virtue of a legal requirement imposed by or arising from any source other than these by-laws) shall be within the jurisdiction of the Compensation Committee; the adoption, amendment or termination of any such plan shall require the approval of the Compensation Committee and, except as limited by Business Corporation Law ss. 712 or any other statutory or regulatory provision, action by the Compensation Committee shall be deemed action by the board of directors for all purposes. As used herein, the term "Management Employee Benefit Plan" shall mean any employee benefit plan or arrangement as to

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which officers of the corporation constitute 15% or more of those eligible to participate in or under such plan or arrangement. As used in the preceding sentence, the term "officer" means only those holding the offices specified in
Section 4.01(a)(i) hereof and the Operating Committee members deemed "officers" by virtue of Section 4.01(a)(ii).

                  (c) Nominating Committee. The Nominating Committee shall have the power and duty to develop policy on the size and composition of the board of directors and criteria for director nomination, to establish procedures for the nomination process, to identify and recommend candidates for election to the board of directors, and to evaluate participation and contribution of current board members.

                  Section 3.11 Chairman, etc. The board of directors may elect from among its members a Chairman, a Founder Chairman (which office may only be occupied by Dr. David B. Pall) and a Chairman Emeritus, all of whom shall hold such titles at the pleasure of the board. The persons having the titles Founder Chairman and Chairman Emeritus shall not thereby be or be deemed officers of the corporation.

                  Section 3.12. Planning and Governance Committee. There may be a Planning and Governance Committee consisting of not less than three nor more than five non-employee directors appointed by the Board. There shall be a chairman of such Committee appointed by the Board or, absent such appointment, elected by the members of the Committee. The Committee may meet from time to time on notice

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to all members given by the chairman of the Committee or by any two other members thereof or by the secretary of the corporation at the request of the chairman of the Committee or of any two members thereof. The Committee shall have the power and duty to study and make recommendations to the Board and/or management with respect to (a) planning, including but not limited to long-range or strategic planning, and (b) corporate governance issues, including (i) the organization, practices and performance of the Board and its committees, including the Board meeting schedule, its agenda and the information furnished to the Board, and (ii) the performance of directors in both their Board and any executive capacity with the Company, as well as the corporation's executive resources and management development and succession plans. The Committee shall report to the Board periodically on its work and its recommendations to the Board and management arising therefrom. The Committee shall also have such other powers and duties as shall be assigned to it by resolution of the Board from time to time.

                                   ARTICLE IV

                              Officers and Agents
                              -------------------

                  Section 4.01 (a) Corporate Officers and Agents. (i) The officers of the corporation shall be a chairman, a president, one or more executive vice presidents (one of whom may be designated the chief operating officer of the corporation), one or more group vice presidents, a secretary, a treasurer and a controller. The officers hereinabove in this paragraph referred to

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shall be elected annually by the board of directors and shall hold office until their respective successors are chosen and qualified.

                  (ii) There may be an Operating Committee of the corporation consisting of such officers or other employees of the corporation or any subsidiary as are designated by the chief executive officer. Members of the Operating Committee shall serve on such Committee at the pleasure of, and may be removed at any time by action of, the chief executive officer.

                  (iii) The corporation may have such other officers and agents as may be deemed necessary who shall be chosen in such manner and hold their positions for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of the officers of the corporation shall be fixed by the board of directors or, if there is a Compensation Committee of the board, then by said Committee. One person may hold more than one office except to the extent prohibited by law. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the by-laws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the chief executive officer or of such other corporate officer as may be designated by the chief executive officer.

                  (b) Appointment of Non-Corporate Vice Presidents, etc. In addition to corporate officers elected by the board of directors pursuant to subparagraph (a) next above, the chief executive officer may appoint and remove one or more employees as divisional

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or non-corporate vice presidents and one or more persons (who may but need not be employees of the corporation) as assistant secretaries, assistant treasurers and assistant controllers. The chief executive officer may at his option also include as part of the title of any such divisional or non-corporate vice president so appointed a designation which will indicate the principal position or area of responsibility of such appointee and/or the designation "senior vice president". Persons so appointed in accordance with this paragraph shall report to, be under the supervision of and have such authority and duties as may be specified from time to time by the chief executive officer or by such other corporate officer as the chief executive officer may designate. Such appointed vice presidents, assistant secretaries, assistant treasurers and assistant controllers shall not be or be deemed officers of the corporation. Each such appointment shall be in writing filed with the secretary. Such appointments shall expire annually at the organizational meeting of the board of directors following the annual meeting of shareholders or at such other time as the chief executive officer may specify or determine.

                  Section 4.02 Chairman. The chairman shall be the chief executive officer of the corporation. He shall have supervision of its affairs and business subject to the direction of the board of directors. The chairman shall preside at all meetings of the stockholders, of the board of directors and of the executive committee unless he shall designate another officer or director to preside at any such meeting. He shall, unless otherwise

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directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instructions appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the chairman in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The chairman shall have custody of the treasurer's bond, if any.

                  Section 4.03 President and Vice Presidents. The president and the vice presidents shall assist the chairman and shall perform such duties as may be assigned to them by the chairman or by the board of directors. If at any time the chairman is unavailable (determined as set forth below), the president shall have the powers and perform the duties of the chairman. If at any time both the chairman and the president are unavailable, the executive vice presidents (if any), in order of their seniority, and, next, the group vice presidents, in order of their seniority, shall have the powers and perform the duties of the chairman. For purposes of the two preceding sentences, the chairman or the

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president, as the case may be, shall be deemed to be unavailable (a) if the office in question is vacant or (b) if the person holding the office in question is incapacitated to the extent that, if he or she were president of the United States, the vice president of the United States could assume the powers and duties of the president, or (c) if the chairman or the president, as the case may be, cannot be reached after reasonable efforts utilizing all available means of communication. Seniority of the executive vice presidents and the group vice presidents may be determined in accordance with such designation as may be made for the purpose from time to time by the board of directors, and in the absence of any designation shall be determined by length of service with the corporation except that an executive vice president who has been designated chief operating officer shall thereby be deemed the executive vice president with the greatest seniority.

                  Section 4.04 Secretary. The secretary (a) shall keep the minutes of all proceedings of the directors and of the shareholders; (b) shall attend to the giving of notices to the shareholders and directors, or of other notices required by law or by these by-laws; (c) shall have custody of the seal of the corporation and shall affix such seal to deeds, contracts and other written instruments when authorized by the board of directors; (d) shall have charge of the stock certificate book and stock ledger and such other books and papers as the board may direct, and (e) shall perform all other duties incident to the office of secretary.

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                  Section 4.05 Treasurer. The treasurer shall be the chief
financial officer of the corporation. The treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity of the same. He shall enter regularly in books belonging to the corporation, to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of the treasurer and, upon request of the board, he shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

                  Section 4.06 Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Compensation Committee.

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                                    ARTICLE V

                      Removals, Resignations and Vacancies
                      ------------------------------------

                  Section 5.01 Directors. Any director may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Whenever any vacancy shall occur in the board of directors by death, resignation or otherwise, the same shall be filled without undue delay by a majority vote of the remaining members of the board at any regular or special meeting. The person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the stockholders.

                  Section 5.02 Officers. The board of directors may, at any meeting called for the purpose, remove from office any officer of the corporation. Any officer may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Any vacancy occurring in the offices of chairman, president, executive vice president, group vice president, secretary, treasurer or any other corporate office, whether owing to removal, resignation, death or any other reason, may be filled by the board of directors, and the officers so chosen shall hold office at the pleasure of the board of directors.

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                                   ARTICLE VI

                                      Stock
                                      -----

                  Section 6.01 Certificates. Certificates of stock shall be signed in the name of the corporation by the chairman or the president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. Certificates for each class of authorized stock shall be consecutively numbered, and the names and residences of the owners, the date of issue, the number of shares and the amount paid therefor shall be entered in the stock books. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. The seal of the corporation attached to any stock certificate may be a facsimile, engraved or printed. Where any stock certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officer of the corporation appearing upon such certificate may be facsimiles, engraved or printed.

                  Section 6.02 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate or certificates of stock, the board of directors may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.

                  Section 6.03 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper

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evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of New York.

                  Section 6.04 Closing of Transfer Books or Fixing of Record Date. The board of directors may prescribe a period not exceeding fifty days prior to the date of a meeting of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than fifty days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The board of

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directors may also fix a time not exceeding fifty days preceding the time fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution rights or interest, or, at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

                  Section 7.01 Waiver of Notice. Whenever, in accordance with the laws of the State of New York, or the by-laws of the corporation, the stockholders or directors are required to meet after call, notice, lapse of time or other prerequisite, a meeting may be held without call, notice, lapse of time or other prerequisite, upon written waivers signed before or after the meeting by all persons entitled to notice and stating the time and place of such meeting. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

                  Section 7.02 Indemnification. The Corporation shall indemnify any person made or threatened to be made a party to any

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action or proceeding, whether civil or criminal (and whether or not by or in the right of the corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise), by reason of the fact that such person, his testator or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the corporation has consented to such settlement or other disposition, and (iii) the corporation shall not be obligated to indemnify any person by reason of the adoption of this Section 7.02 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Section 7.02.

                  Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

                  Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.02, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

                  The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Section 7.02 or otherwise.

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                  For purposes of this Section 7.02, the term "the corporation"
shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions. For purposes of this Section 7.02, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

                  The rights granted pursuant to or provided by the foregoing provisions of this Section 7.02 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise.

                                  ARTICLE VIII

                                   Amendments
                                   ----------

                  Section 8.01 By Stockholders. The stockholders may make, amend and repeal the by-laws of the corporation at any annual meeting or at any special meeting called for the purpose.

                  Section 8.02 By Directors. Subject to the provisions of
Section 8.03 hereof, the board of directors shall have power to make, amend and repeal the by-laws of the corporation, by vote of a

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

majority of all the directors, at any regular or special meeting of the board.

                  Section 8.03 By Stockholders Only. The board of directors shall have no power to amend or repeal any of the provisions of Sections 2.02, 2.03, 2.04, or this Section 8.03, and any such provisions may be amended or repealed only in the manner provided in Section 8.01. Notwithstanding the foregoing, however, the board of directors may amend this Section 8.03 if the sole effect of such amendment is to add to the list of the provisions which may only be amended in the manner set forth in Section 8.01.

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